SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report:  January 14, 1998
                        (Date of earliest event reported)


                                COMSTOCK BANCORP
                    (Exact name as specified in its charter)



           Nevada                    0-22391              86-0856406
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of incorporation)            File Number)       Identification No.)


                   6275 Neil Rd.        Reno, Nevada       89511
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (702) 824-7100
                         -------------------------------


                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.


     On January 14, 1998 the Registrant announced that it is commencing a stock repurchase program to acquire up to 221,000 shares of the Company's outstanding common stock. The Company currently has 4,423,668 shares outstanding. For additional information, reference is made to the Registrant's press release dated January 14, 1998 which is attached heretoas Exhibit 99.1 and incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS


Exhibit 99.1 -- Press Release dated January 14, 1998
                                            --
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               COMSTOCK BANCORP



                               By: /s/ Robert N. Barone
                                   Robert N. Barone
                                   Chairman, CEO and Treasurer
                                  (Principal Accounting and Financial Officer)

Date:  January 14, 1998

                                     EX-99.1

COMSTOCK BANCORP NEWS RELEASE

Comstock Bancorp                                       Contact: Robert N. Barone
6275 Neil Road                                                  Chairman and CEO
Reno, Nevada  89511                                             (702) 828-6477


               COMSTOCK BANCORP ANNOUNCES STOCK REPURCHASE PROGRAM

         RENO, NV - January 14, 1998 - Comstock Bancorp (NASDAQ: LODE) today announced its Board of Directors has approved a stock repurchase program authorizing the repurchase of approximately 221,000 shares, or up to 5% of its outstanding common stock. The shares may be purchased at prevailing market prices from time to time during the 12 month period beginning December 22, 1997, depending on market conditions. Currently, Comstock Bancorp has 4.4 million shares outstanding.

         "The Board of Directors has authorized the expenditure of up to $2.0 million for the repurchase program and considers the stock an attractive investment," said Robert N. Barone, Chairman and Chief Executive Officer. "In addition, the repurchase program is designed to help offset the future dilution that may be incurred in connection with the administration of the Bancorp's stock option plans." It is expected that a reduction in the number of shares of the Company's outstanding stock will have the effect of increasing per share earnings and represent a continuing benefit to the remaining shareholders.

         "We plan to conduct these purchases through open market transactions, unless opportunities arise for privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission," Barone said.

         As of September 30, 1997, Comstock Bancorp had total assets of approximately $178 million and shareholders equity of approximately $15.0 million, or 8.4% of total assets.

         Comstock Bancorp offers an extensive line of retail and small business banking services through five full service branches in northern Nevada in Reno, Sparks, and Carson City. The per share book value of the equity was approximately $3.37 on September 30, 1997 up 16.2% from $2.90 a year earlier, adjusted for the two for one Holding Company/Bank stock exchange. On January 13, Comstock Bancorp stock closed the trading day at $8.00 per share.
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